Exhibit 99.1




         Kerr-McGee to Present at UBS 2004 Global Oil and Gas Conference
         ---------------------------------------------------------------

     Oklahoma City, May 27, 2004 - Dave Hager, senior vice president responsible for oil and gas exploration and production for Kerr-McGee Corp. (NYSE: KMG), will speak at the UBS 2004 Global Oil and Gas Conference in Phoenix, Arizona, at 7:40 a.m. MST (10:40 a.m. EDT) Thursday, June 3. The link to the live audio webcast and slides used in the presentation will be available on Kerr-McGee's website at www.kerr-mcgee.com. The webcast replay will be archived for 30 days.
     Kerr-McGee is an Oklahoma City-based energy and inorganic chemical company with worldwide operations and assets of approximately $10 billion.

                                       ###

Media Contact:             Debbie Schramm
                           Direct:  405-270-2877
                           Pager:   888-734-8294
                           dschramm@kmg.com

Investor Contact:          Rick Buterbaugh
                           Direct:  405-270-3561